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                      STATE STREET BANK AND TRUST COMPANY


                     TRANSFER AGENT AND REGISTRAR SERVICES
                                 FEE AGREEMENT
                                      FOR
                          ALL GABELLI CLOSED-END FUNDS


ONGOING TRANSFER AGENT FEES

$6.00 per shareholder account per annum for open accounts and $4.00 per closed shareholder account per annum. Includes the issuance and registration of the first 1,500 credit certificates in a calendar year, per fund. Excess credits beyond 1,500 to be billed at $1.25 each within a calendar year.

For each dividend reinvestment per participant              $.75
For each optional cash infusion                             $.75

ACCOUNT MAINTENANCE SERVICES

-        Establishing new accounts
- Preparing and mailing of W-9 solicitation to new accounts without T.I.N.'s
-        Address changes
-        Processing T.I.N. changes
-        Processing routine and non-routine transfers of ownership
-        Issuance of credit certificates (see limits)
-        Posting debit and credit transactions
-        Providing a daily transfer journal of ownership changes
-        Responding to written shareholder communications
-        Responding to shareholder telephone inquiries; toll-free number
-        Placing and releasing stop transfers
-        Replacing lost certificates
-        Registration of credit certificates (see limits)
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Fee Agreement
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DIVIDEND DISBURSEMENT SERVICES

-        Generate and mail twelve dividend checks per annum with one enclosure
-        Replace lost dividend checks
-        Processing of backup withholding and remittance
-        Processing of non-resident alien withholding and remittance
-        Preparation and filing of Federal Tax Forms 1099 and 1042
-        Preparation and filing of State Tax information as directed

DIVIDEND REINVESTMENT SERVICES PROVIDED

-        Processing optional cash investments and acknowledging same
-        The reinvestment of dividend proceeds for participants
-        Participant withdrawal or sell requests
-        Preparation, mailing and filing of Federal Tax Form 1099B for sales
-        Preparation and mailing of reinvestment statements

ANNUAL MEETING SERVICES

- Coordination of mailing of proxies, proxy statement, annual report and business reply envelope (all out-of-pocket expenses, including printing of proxy cards, postage, and envelope costs will be billed as incurred)
-        Providing one set of labels of banks, brokers and nominees for broker search
-        Providing an Annual Meeting Record Date list
-        Tabulation of returned proxies
-        Daily reporting of tabulation results
-        Interface support during solicitation effort
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Fee Agreement
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-        Providing one Inspector of Election at Annual Meeting (out-of-pocket travel expenses billed as cost as incurred)
-        Providing an Annual Meeting Final Voter list

ADDRESSING AND MAILING SERVICES

-        Preparation for the mailing of three (3) quarterly reports

INFORMATIONAL SERVICES PROVIDED

-        One complete statistical report annually

         - Shareholders by state
         - Shareholders by classification code
         - Shareholders by share grouping

-        Geographical Analysis monthly

TERMS OF FEE AGREEMENT

-        Minimum $1,000 per month

MISCELLANEOUS

- All out-of-pocket expenses such as postage, stationery, etc. will be billed as incurred.

ADDITIONAL SERVICES

- Services over and above this Fee Schedule will be invoiced in accordance with our current Schedule of Services or priced by appraisal.
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                      STATE STREET BANK AND TRUST COMPANY


                       STOCK TRANSFER AGENT FEE AGREEMENT

                                      FOR

                          ALL GABELLI CLOSED-END FUNDS



FEE AGREEMENT EFFECTIVE DATE:                      4/1/95



REQUIRED SIGNATURES:



  /s/ Charles V. Rossi                             4/11/95
------------------------------             -------------------------
State Street Bank and Trust                Date
  Company
Name:  Charles V. Rossi
Title:  Vice President


  /s/ Bruce Alpert                                 4/7/95
------------------------------             -------------------------
Gabelli Funds, Inc.                        Date
Name:
Title: